AMENDED AND RESTATED BY LAWS
OF
DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.
A Maryland Corporation


ARTICLE I
OFFICES

	Section 1. PRINCIPAL OFFICE. The
principal executive office of Delaware
Investments Dividend and Income Fund, Inc.
(the Corporation) shall be One Commerce
Square, Philadelphia, Pennsylvania, 19103. The board of directors (the Board of Directors) may, from time to time, change the location of the principal executive office of the Corporation to any place within or outside the State of Maryland.

	Section 2. OTHER OFFICES. The
Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation intends to do business.

ARTICLE II
	MEETINGS OF STOCKHOLDERS

	Section 1. PLACE OF MEETINGS.
Meetings of stockholders shall be held at any place within or outside the State of Maryland designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders meetings shall be held at the principal executive office of the Corporation. For purposes of these Amended and Restated ByLaws (the ByLaws), the term stockholder shall mean a record owner of shares of capital stock of the Corporation.

	Section 2. CALL OF MEETING. A
meeting of the stockholders may be called at any time by the Board of Directors, the Chairperson
(as defined under Section 3 of Article III herein) or by the President (as defined under Section 1 of Article V herein). If the Corporation is required under the Investment Company Act of 1940, as amended (the 1940 Act), to hold a stockholders meeting to elect directors, the meeting shall be deemed an annual meeting for that year for purposes of the 1940 Act.

	Section 3. SPECIAL MEETINGS.
Special meetings of the stockholders may be called at any time by the Chairperson, President or a majority of the members of the Board of Directors and shall be called by the secretary of the Corporation upon the written request of the holders of at least a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.
Upon receipt of a written request from such holders entitled to call a special meeting, which shall state the purpose of the meeting and the matter proposed to be acted on at it, the secretary shall issue notice of such meeting.
The cost of preparing and mailing the notice of a special meeting of stockholders shall be borne by the Corporation. Special meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Maryland as the Board of Directors may from time to time direct, or at such place within or without the State of Maryland as shall be specified in the notice of such meeting.

	Section 4. NOTICE OF
STOCKHOLDERS MEETING. All notices of
meetings of stockholders shall be sent or otherwise given, in accordance with Section 5 of this Article, not less than ten (10) nor more than ninety (90) days before the date of the meeting.
The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which directors are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

	Section 5. MANNER OF GIVING
NOTICE; AFFIDAVIT OF NOTICE. Notice of
any meeting of stockholders shall be given either personally or by first class mail, courier or telegraphic, facsimile, electronic mail or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or its transfer agent or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporations books or is given, notice shall be deemed to have been given if sent to that stockholder by first class mail, courier, or telegraphic, facsimile, electronic mail or other written communication to the Corporations principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, with a courier or sent by telegram, facsimile, electronic mail or other means of written communication.

	If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation marked to indicate that the notice to the stockholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice.

	An affidavit of the mailing or other
means of giving any notice of any stockholders meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be filed and maintained in the records of the Corporation. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

	Section 6. ADJOURNED MEETING;
NOTICE. Any stockholders meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those stockholders present in person or by proxy, or by the chairperson of the meeting.
Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a stockholders meeting prior to adjournment.

	When any stockholders meeting is
adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred twenty (120) days from the record date set for the original meeting, in which case the Board of Directors shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article.
At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

	Section 7.  QUORUM.  At all meetings
of the stockholders a quorum shall consist of the holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. In the absence of a quorum no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time to a date not more than one hundred twenty
(120) days after the original record date without further notice other than announcement at the meeting. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting on the date specified in the original notice.

	Section  8. WRITTEN ACTION.  Any
action that might be taken at a meeting of the stockholders may be taken without a meeting if done in writing and signed by all of the stockholders entitled to vote on that action.

	Section 9. VOTING. The stockholders
entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of the Articles of Incorporation (the
Charter) and these ByLaws, as may be
amended from time to time and as in effect at such time. The stockholders vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun.

	Abstentions and broker non-votes will
be included for purposes of determining whether a quorum is present at a stockholders meeting.
Abstentions and broker nonvotes will be treated as votes present at a stockholders meeting, but will not be treated as votes cast. Abstentions and broker nonvotes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote against on proposals requiring a majority of outstanding voting securities for approval.

	Section 10. WAIVER OF NOTICE BY
CONSENT OF ABSENT STOCKHOLDERS.
The transactions of a meeting of stockholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy.
Attendance by a person at a meeting shall also constitute a waiver of notice with respect to that person of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a stockholder under the Charter or these By Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

	Section 11. PROXIES. Every
stockholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the secretary of the Corporation. A proxy shall be deemed signed if the stockholders name is placed on the proxy
(whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholders attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the stockholder executing it by a written notice delivered to the Corporation prior to the exercise of the proxy or by the stockholders execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the stockholder is received by the Corporation before the proxys vote is counted;
provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Maryland
General Corporation Law.

	With respect to any stockholders
meeting, the Corporation may accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the stockholders authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

	Section 12. INSPECTORS OF
ELECTION. Before any meeting of
stockholders, the Board of Directors or the appropriate officers of the Corporation may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any stockholder or a stockholders proxy shall, appoint an inspector of election at the meeting.
If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any stockholder or a stockholders proxy shall, appoint a person to fill the vacancy.

	The inspector shall:

	(a)	determine the number of shares
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

	(b)	receive votes, ballots or
consents;

	(c)	hear and determine all
challenges and questions in any way arising in connection with the right to vote;

	(d)	count and tabulate all votes or
consents;

	(e)	determine when the polls shall
close;

	(f)	determine the result; and

	(g)	do any other acts that may be
proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III
DIRECTORS

	Section 1. POWERS. Subject to the
applicable provisions of the Charter and these ByLaws relating to action requiring stockholder approval, the business and affairs of the Corporation shall be managed and all powers shall be exercised by or under the direction of the Board of Directors.


	Section 2. NUMBER OF DIRECTORS.
The Board of Directors shall consist of not less than three members; provided, however, that if there are fewer than three stockholders, then the number of directors may be the same as the number of stockholders, but not less than one.
The Board of Directors may alter the number of directors set by these ByLaws in accordance with applicable provisions of law; provided however, that such action shall not affect the tenure of office of any director.

	Section 3. CHAIRPERSON. The Board
of Directors may elect a chairperson for the purpose of presiding at meetings of the Board of Directors (the Chairperson). The Chairperson shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairperson by the Board of Directors or prescribed by the ByLaws. The Chairperson may delegate his or her powers and duties to the directors or officers of the Corporation that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements.

	Section 4. VACANCIES. Vacancies in
the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless the Board of Directors calls a meeting of stockholders for the purpose of filling such vacancies. Notwithstanding the above, whenever and for so long as the Corporation is a participant in or otherwise has in effect a plan under which the Corporation may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b1 under the 1940 Act, then the selection and nomination of the directors who are not interested persons of the Corporation, as that term is defined in the 1940 Act (the Independent Directors) shall be, and is, committed to the discretion of the Independent Directors.

	Section 5. PLACE OF MEETINGS
AND MEETINGS BY TELEPHONE. All
meetings of the Board of Directors may be held at any place within or outside the State of Maryland that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

	Section 6. REGULAR MEETINGS.
Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors.
Such regular meetings may be held without notice.

	Section 7. SPECIAL MEETINGS.
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson, the President (as defined under Section 1 of Article V herein), any vice president, the secretary or any two (2) directors.

	Notice of the time and place of special
meetings shall be delivered personally or by telephone to each director or sent by firstclass mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each director at that directors address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least fortyeight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.
The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the Corporation, the place of the meeting.

	Section 8. QUORUM. A majority of the
authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Charter. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for that meeting.

	Section 9. WAIVER OF NOTICE.
Notice of any meeting need not be given to any director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Corporation or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement about the lack of notice to that director.

	Section 10.  ACTION BY WRITTEN
CONSENT IN LIEU OF MEETINGS.  Except
as required by law, including the 1940 Act and the rules and regulations thereunder, on any matter required or permitted to be voted on by the Board of Directors, or any committee of the Board of Directors, the Board of Directors or a committee thereof may take such action without a meeting, without prior notice and without a vote, if a unanimous consent that sets forth such action is provided in writing or by electronic transmission by each member of the Board of Directors or the committee and such consents are filed in paper or electronic form with the minutes of proceedings of the Board of Directors or the committee.

	Section 11. ADJOURNMENT. A
majority of the directors present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

	Section 12. NOTICE OF
ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were present at the time of the adjournment.

	Section 13. FEES AND
COMPENSATION OF DIRECTORS. Directors
and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

	Section 14. DIRECTOR EMERITUS.
Upon retirement of a director, the Board of Directors may elect him or her to the position of Director Emeritus. A Director Emeritus shall serve for one year and may be reelected by the Board of Directors from year to year thereafter.
Any person serving as a Director Emeritus shall not vote at meetings of directors and shall not be held responsible for actions of the Board of Directors but shall receive fees paid to directors for serving as such.

ARTICLE IV
COMMITTEES

	Section 1. COMMITTEES OF THE
BOARD OF DIRECTORS. The Board of
Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The
Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board of Directors, shall have the authority of the Board of Directors, except with respect to:

	(a) the approval of any action which
under the Charter or applicable law also requires stockholders approval or requires approval by a majority of the entire Board of Directors or certain members of said Board of Directors;

	(b) the filling of vacancies on the Board of Directors or in any committee;

	(c) the fixing of compensation of the
directors for serving on the Board of Directors or on any committee;

	(d) the amendment or repeal of the
Charter or of the ByLaws or the adoption of new ByLaws;

	(e) the amendment or repeal of any
resolution of the Board of Directors which by its express terms is not so amendable or repealable;
or

	(f) the appointment of any other
committees of the Board of Directors or the members of these committees.

	Section 2. MEETINGS AND ACTION
OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of
Article III of these ByLaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of any committee may be determined either by resolution of the Board of Directors or by resolution of the committee. Special meetings of any committee may also be called by resolution of the Board of Directors, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these ByLaws.

ARTICLE V
OFFICERS

	Section 1. OFFICERS. The officers of
the Corporation shall be a president and chief executive officer (the President), a secretary, and a treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person, except the offices of President and vice president.

	Section 2. ELECTION OF OFFICERS.
The officers of the Corporation designated in
Section 1 of this Article shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

	Section 3. SUBORDINATE
OFFICERS.  The Board of Directors may
appoint and may empower the Chairperson
and/or the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these ByLaws or as the Board of Directors may from time to time determine.

	Section 4. REMOVAL AND
RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors, or by an officer upon whom such power of removal may be conferred by the Board of Directors.

	Any officer may resign at any time by
giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

	Section 5. VACANCIES IN OFFICES.
A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these ByLaws for regular appointment to that office.

	Section 6. PRESIDENT. Subject to such
supervisory powers, if any, as may be given by the Board of Directors to the Chairperson, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation.
The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these ByLaws.

	Section 7. VICE PRESIDENTS. In the
absence or disability of the President, vice presidents, in the order as determined by the Board of Directors, shall succeed to all of the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President until the Presidents return, or until such disability shall be removed or until a new President shall have been elected. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chairperson, the President or these ByLaws.

	Section 8. SECRETARY. The secretary
shall keep or cause to be kept at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, which shall record the time and place of such meetings, designation of whether such a meeting is regular or special, the names of those present at directors meetings or committee meetings, and a summary of the proceedings.

	The secretary shall cause to be kept at
the principal executive office of the
Corporation, or at the office of the
Corporations transfer agent or registrar, a share register or a duplicate share register showing the names of all stockholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

	The secretary shall give or cause to be
given notice of all meetings of the stockholders and of the Board of Directors required by these ByLaws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these ByLaws.

	Section 9. TREASURER. The treasurer
shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

	The treasurer shall deposit all monies
and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.
He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these ByLaws.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS,
EMPLOYEES AND OTHER AGENTS

	Section 1. AGENTS, PROCEEDINGS
AND EXPENSES. For the purpose of this
Article, agent means any person who is or was a director, officer, employee or other agent of this Corporation or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; proceeding means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and expenses includes without limitation attorneys fees and any expenses of establishing a right to indemnification under this Article.


	Section 2. ACTIONS OTHER THAN
BY THE CORPORATION. The Corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Corporation and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. For purposes of this Section 2 and Section 3 below,
(a) the termination of any proceeding by judgment, order, or settlement shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had
reasonable cause to believe that the persons conduct was unlawful, and (b) the termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not act in good faith, or in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the persons conduct was unlawful.

	Section 3. ACTIONS BY THE
CORPORATION. The Corporation shall

indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Corporation.

	Section 4. EXCLUSION OF
INDEMNIFICATION. Notwithstanding any
provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agents office with the Corporation.

	No indemnification shall be made under
Sections 2 or 3 of this Article:

	(a) In respect of any claim, issue or
matter as to which that person shall have been adjudged to be liable in the performance of that persons duty to the Corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

	(b) In respect of any claim, issue, or
matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the persons official capacity; or

	(c) Of amounts paid in settling or
otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this
Article is obtained.

	Section 5. SUCCESSFUL DEFENSE
BY AGENT. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Directors, including a majority who are disinterested, nonparty directors, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in
Section 4 of this Article.

	Section 6. REQUIRED APPROVAL.
Except as provided in Section 5 of this Article,
any indemnification under this Article shall be
made by the Corporation only if authorized in
the specific case on a determination that
indemnification of the agent is proper in the
circumstances because the agent has met the
applicable standard of conduct set forth in
Sections 2 or 3 of this Article and is not
prohibited from indemnification because of the
disabling conduct set forth in Section 4 of this
Article, by:

	(a) A majority vote of a quorum
consisting of Independent Directors who are not parties to the proceeding; or

	(b) A written opinion by an independent
legal counsel.

	Section 7. ADVANCEMENT OF
EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested, nonparty directors, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

	Section 8. OTHER CONTRACTUAL
RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of the Corporation or any subsidiary thereof may be entitled by contract or otherwise.

	Section 9. LIMITATIONS. No
indemnification or advance shall be made under this Article in any circumstances where it would be inconsistent with:

	(a) A provision of the Charter, a
resolution of the stockholders, or an agreement which prohibits or otherwise limits indemnification which was in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid; or

	(b) Any condition expressly imposed by
a court in approving a settlement.

	Section 10. INSURANCE. Upon and in
the event of a determination by the Board of Directors to purchase such insurance, the Corporation shall be entitled to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agents status as such.

	Section 11. FIDUCIARIES OF
EMPLOYEE BENEFIT PLAN. This Article
does not apply to any proceeding against any director, investment manager or other fiduciary of an employee benefit plan in that persons capacity as such, even though that person may also be an agent of the Corporation as defined in
Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a director, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII
RECORDS AND REPORTS

	Section 1. MAINTENANCE AND
INSPECTION OF SHARE REGISTER. The
Corporation shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its stockholders, providing the names and addresses of all stockholders and the number, series and classes of shares held by each stockholder.

	Section 2. MAINTENANCE AND
INSPECTION OF BYLAWS. The Corporation
shall keep at its principal executive office the original or a copy of these ByLaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.


	Section 3. MAINTENANCE AND
INSPECTION OF OTHER RECORDS. The
accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors or in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in record form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holders interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney.

	Section 4. INSPECTION BY
DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation.
This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.


ARTICLE VIII
DIVIDENDS

	Section 1. DECLARATION OF
DIVIDENDS. Dividends upon the shares of
capital stock of the Corporation may, subject to the provisions of the Charter, if any, be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law.
Dividends may be paid in cash, in property, or in shares of the Corporation.

	Section 2. RESERVES. Before payment
of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be in the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX
GENERAL MATTERS

	Section 1. CHECKS, DRAFTS,
EVIDENCE OF INDEBTEDNESS. All checks,
drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

	Section 2. CONTRACTS AND
INSTRUMENTS; HOW EXECUTED. The
Board of Directors, except as otherwise
provided in these By Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

	Section 3. CERTIFICATES FOR
SHARES. A certificate or certificates for shares of capital stock in any series of the Corporation may be issued to a stockholder upon his or her request when such shares are fully paid. All certificates shall be signed in the name of the Corporation by the Chairperson, the President or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares owned by the stockholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Corporation may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

	Section 4. LOST CERTIFICATES.
Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. In case any share certificate or certificate for any other security is lost, stolen or destroyed, the appropriate officers of the Corporation may authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors or such appropriate officers may require, including a provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

	Section 5. REPRESENTATION OF
SHARES OF OTHER ENTITIES HELD BY
THE CORPORATION. The Chairperson, the
President or any vice president or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Corporation any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Corporation. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

	Section 6. TRANSFER OF SHARES.
Shares of the Corporation shall be transferable only on the record books of the Corporation by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative. In all cases of transfer by an attorney in fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Corporation, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Corporation, its transfer agent or other duly authorized agent, properly endorsed.

	Section 7. HOLDERS OF RECORD.
The Corporation shall be entitled to treat the holder of record of any share or shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

	Section 8.  RECORD DATES.  The
Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding twenty days in connection with the obtaining of the consent of stockholders for any, purpose;
provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

	Section 9. FISCAL YEAR.  The fiscal
year of the Corporation and each series thereof shall be fixed by resolution of the Board of Directors and, subject to applicable law or regulation, may be refixed or changed from time to time by resolution of the Board of Directors. The fiscal year of the Corporation shall be the taxable year of each series of the Corporation.

ARTICLE X
AMENDMENTS

	Section 1. AMENDMENT.  These By-
laws may be restated and/or amended at any time, without the approval of the stockholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board of Directors.


Amended and Restated as of August 19, 2004





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Amended and Restated as of August 19, 2004

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